THIS AGENCY AGREEMENT made and dated for reference the 30th day of November, 1998.

BETWEEN:

               WORLDWIDE TECH, INC. C/O Maitland & Co., 700 - 625 Howe Street, Vancouver, British Columbia, Canada V6C 2T6,

               (the "Issuer");

AND:           RAY MATTHEWS C/O  3163 Greenleaf Place,  Nanaimo
               British Columbia, Canada V9T 1N8,

               (the "Agent");

WHEREAS:

A. The Issuer wishes to privately place with investors resident in the Province of British Columbia shares at $0.03US per share;

B. The Issuer wishes to appoint the Agent and the Agent is willing to accept the appointment on the terms and conditions of this Agreement,

NOW THEREFORE the parties to this Agreement agree:

1.   DEFINITIONS

1.1  In this Agreement:

(a)  "B.C. Act" means the Securities Act (British Columbia);

(b) "Closing" means the day the Shares in the Private Placement are issued to the investors which will occur as set out in section 9 of this Agreement;

(c) "Private Placement" means the offering of up to 4,000,000 Shares pursuant to the terms and conditions of this Agreement;

(d)  "share" means a common share in the capital of the Issuer; and

(e)  "Shares" means the shares in the Private Placement;

2.   APPOINTMENT OF AGENT AND OFFERING OF SECURITIES

2.1 The Issuer appoints the Agent as its agent and the Agent accepts the appointment and agrees to act as the agent of the Issuer to find, locate and place up to 4,000,000 shares of the

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Issuer's  Common Stock with,  investors,  by way of private  placement  exempted under paragraphs 46(j) and 75(a) from registration and prospectus requirements, up to 4,000,000 Shares at a purchase price of $0.03US per Share.

2.2 The Issuer will reserve or set aside enough shares in its treasury to issue the Shares.

3.   COMMISSION

3.1 In consideration of the services performed by the Agent under this Agreement, the Issuer will pay to the Agent at Closing a fee (the "Commission"") in cash equal to 3% of the gross proceeds received by the Issuer from the sale of the Shares.

4.   REPRESENTATIONS AND WARRANTIES

4.1 The Issuer warrants and represents to the Agent that:

(a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b) the Issuer and its subsidiaries, if any, are duly registered and licensed to carry on business in the jurisdictions in which they carry on business or own property;

(c) the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Registration Statement or referred to in the financial statements of the Issuer forming a part of the Registration Statement; all agreements by which the Issuer holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d) any private placement agreement, subscription form or other written or oral representations made by the Issuer to an investor or potential investor in connection with the Private Placement will be accurate in all material respects and will omit no fact, the omission of which will make such representation misleading;

(e) the Issuer has complied and will fully comply with the requirements of all applicable corporate and securities laws, including, without limitation, the B.C. Act, and the Business Corporations Act (Delaware) in relation to the issue and trading of the Issuer's securities and to all matters relating to the Private Placement, including without limitation, applicable securities laws in the jurisdictions in which the Shares are to be sold;

(f) the issue and sale of the Shares by the Issuer and the Agent does not and will not conflict with and does not and will not result in a breach of any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

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(g)  neither the Issuer nor its subsidiaries,  if any, is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

(h)  it has taken all necessary  corporate  action to authorize this  Agreement;
     and

(i) the Shares will, when issued, be fully paid and non-assessable shares of the Issuer and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only, as applicable, to the hold restrictions required by applicable securities legislation.

4.2 The Agent warrants and represents to the Issuer that:

(a) he will conduct the Private Placement of the Shares in compliance with the B.C. Act; and

(b) he is qualified to act as a finder and to receive the compensation as described herein.

5.   OFFERING RESTRICTIONS

5.1 The Shares in the Private Placement will be sold only to investors purchasing as principal (as defined in applicable securities legislation) who are resident in British Columbia, who fall within section 46(j) of the B.C. Act and who are not citizens of the United States.

5.2 The Issuer and the Agent agree that the Private Placement will not be advertised in printed media of general and regular circulation, radio or television.

5.3 The Issuer will not advertise the Shares and will not pay or incur selling or promotional expenses except for professional services or for services performed by a registered dealer.

6.   SUBSCRIPTIONS

6.1 The Agent will use its best efforts to obtain from each investor a duly completed and signed subscription agreement ("Subscription Agreement") in the form attached as Schedule "A", or in such other form as may be requested by the investor and consented to by the Issuer and the Agent together with a cheque, money order, bank draft or solicitor's trust cheque made payable to the Issuer in full payment of the subscription made by each investor.

6.2 The Agent will deliver to the Issuer the Subscription Agreement for each investor together with payment therefor at least ten days before the Closing.

7.   CLOSING

7.2 The Closing will occur within 120 days of the date of the date of this Agreement, unless otherwise extended in writing between the parties, at which time the Issuer will:


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(a)  deliver the  Certificates  to the Investors by mail or some other  suitable method of delivery;

(b) deliver to the Agent a money order, bank draft or solicitors trust cheque in full payment of the Commission.

8.   EXPENSES OF AGENT

8.1 The Issuer will pay all of the expenses of the Private Placement and all the expenses incurred by the Agent in connection with the Private Placement including, without limitation, the fees and expenses of the solicitors for the Agent provided that such expenses shall not exceed $500US in the aggregate.

8.2 The Agent may, from time to time, render accounts for its expenses to the Issuer for payment on or before the dates set out in the accounts.

8.3 The Agent may deduct its expenses in connection with the Private Placement from the proceeds of the Private Placement, including expenses for which an account has not yet been rendered.

9.   NOTICE

9.1 Any notice under this Agreement will be given in writing and will be delivered, sent by telex, telegram or facsimile or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by that party in writing.

9.2 If notice is sent by telex, telegram or facsimile or is delivered, it is deemed to have been given at the time of transmission or delivery.

9.3 If notice is mailed, it is deemed to have been received forty-eight (48) hours following the date of mailing of the notice.

9.4 If there is an interruption in normal mail service due to strike, labour unrest or other causes at or prior to the time a notice is mailed, the notice will be sent by telex, telegram or facsimile or will be delivered.

10.  TIME AND CONSTRUCTION

10.1 Time is of the essence of this Agreement, and is calculated in accordance with the provisions of the Interpretation Act (British Columbia) and this Agreement shall be construed in accordance with the laws of British Columbia.

11.  ENUREMENT


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11.1 This  Agreement  enures to the  benefit of and is binding on the parties to this Agreement and their respective successors or assigns.

12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

12.1 The representations, warranties, covenants and indemnities of the parties contained in this Agreement survive the Closing.

13.  LANGUAGE

13.1 Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, feminine or the body corporate where required by the context.

14.  HEADINGS

14.1 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

15.  COUNTERPARTS

15.1 The Issuer and the Agent may execute this Agreement in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

WORLDWIDE TECH, INC.
By its Authorized Signatory:


         "Signed Michael Seifert"
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         "Signed Ray Matthews"
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AGENT


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                        SCHEDULE "A" TO AGENCY AGREEMENT

                             SUBSCRIPTION AGREEMENT